Exhibit 24.2

MIDSTATES PETROLEUM COMPANY, INC.

Power of Attorney

Each person whose signature appears below appoints John A. Crum, John Foley and Thomas L. Mitchell, and each of them, any of whom may act without the joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of Midstates Petroleum Company, Inc. (File No. 333-177966) (the “Registration Statement”) and any registration statement (including any amendment thereto) for the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January, 2012.

/s/ Mary P. Ricciardello
By: Mary P. Ricciardello

/s/ Loren M. Leiker
By: Loren M. Leiker